                                                                 EXHIBIT 10.19-E

                               TABLE OF CONTENTS

                                                                                                        Page
1.   Preliminary Statement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           1
2.   Grant of Franchise . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           1
3.   Duration of This Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           1
4.   Initial Franchise Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           1
5.   Recurring Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           2
     A.     Franchise and Advertising Fees  . . . . . . . . . . . . . . . . . . . . . . . . . .           2
     B.     Gross Receipts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           2
     C.     Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           2
6.   Restriction to Location of BDI STORES
     and Limitation on Number BDI STORES
     in Franchisee's Area   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           2
     A.     Restriction of Location . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           2
     B.     Limitation on Number of BDI
            STORES in Franchisee's Area . . . . . . . . . . . . . . . . . . . . . . . . . . . .           2
     C.     Right of First Refusal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           3
     D.     Location Zone and Franchise Area  . . . . . . . . . . . . . . . . . . . . . . . . .           3
7.   Lease, Construction and Opening
     of BDI STORE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           3
     A.     Lease or Purchase . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           3
     B.     Construction of BDI STORE . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           4
     C.     Equipment, Signs and Inventory  . . . . . . . . . . . . . . . . . . . . . . . . . .           4
     D.     BDI STORE Opening . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           4
     E.     Termination of Franchisee for
            Failure to open BDI STORE . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           5
8.   Training and Operations Assistance   . . . . . . . . . . . . . . . . . . . . . . . . . . .           5
     A.     Training  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           5
     B.     Requirement of Completion of
            Training/Failure to Complete  . . . . . . . . . . . . . . . . . . . . . . . . . . .           5
     C.     Hiring of Employees and Training  . . . . . . . . . . . . . . . . . . . . . . . . .           5
     D.     Operations Assistance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           6
     E.     Group Purchasing of Inventory . . . . . . . . . . . . . . . . . . . . . . . . . . .           6
     F.     Product Availability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           6
     G.     Delivery of Equipment and Services  . . . . . . . . . . . . . . . . . . . . . . . .           6
9.   Operation of BDI STORE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           6
     A.     Operating Standards . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           6
     B.     Alteration to BDI STORE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           7
     C.     Uniformity, Authorized Services . . . . . . . . . . . . . . . . . . . . . . . . . .           7
     D.     Use of Approved Products  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           7
     E.     Materials Imprinted with Names  . . . . . . . . . . . . . . . . . . . . . . . . . .           8
     F.     Standards, Specifications & Procedures  . . . . . . . . . . . . . . . . . . . . . .           8
     G.     Compliance with law and Good
            Business Practices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           8
     H.     Prices for Services Determined
            by Franchisee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           9
     I.     Duty to Manage and Avoid Conflicting
            or Competing Interests  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           9
     J.     Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           9
     K.     Operations Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          10
     10.    Procedures and Operating Manual . . . . . . . . . . . . . . . . . . . . . . . . . .          10
     11.    Trade Secrets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          10

12.  Advertising and Promotion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          10
13.  Records Keeping Standards
     and Reporting Procedures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          11
     A.     Records and Accounting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          11
     B.     Business Reports and Tax Returns  . . . . . . . . . . . . . . . . . . . . . . . . .          11
     C.     Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          11
14.  Names and Marks  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          11
     A.     Ownership of Names and Marks  . . . . . . . . . . . . . . . . . . . . . . . . . . .          12
     B.     Limitation on Use of Names and
            Marks by Franchisee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          12
     C.     Notification of Infringement
            and-Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          12
     D.     Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          12
15.         Inspections and Audits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          13
     A.     Right of Inspection . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          13
     B.     Right of Audit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          13
16.         Termination of Franchise  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          13
     A.     By Franchisee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          13
     B.     By BDI  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          13
17.         Franchisee's Rights and obligations
            Upon Termination or Expiration  . . . . . . . . . . . . . . . . . . . . . . . . . .          15
     A.     Payment of amounts Owed to BDI  . . . . . . . . . . . . . . . . . . . . . . . . . .          15
     B.     Return of Proprietary Materials . . . . . . . . . . . . . . . . . . . . . . . . . .          15
     C.     Repurchase  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          15
     D.     Cancellation of Assumed Names
            and Transfer of Telephone Numbers . . . . . . . . . . . . . . . . . . . . . . . . .          15
     E.     Modification of Agreement by Franchisee . . . . . . . . . . . . . . . . . . . . . .          15
     F.     Modification of Agreement by BDI  . . . . . . . . . . . . . . . . . . . . . . . . .          15
     G.     Assignment by BDI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          15
     H.     Death or Incapacity of Franchisee . . . . . . . . . . . . . . . . . . . . . . . . .          15
     I.     Removal of All Signs and Identification . . . . . . . . . . . . . . . . . . . . . .          16
     J.     Covenant Not to Compete . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          16
     K.     Continuing Obligation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          16
     L.     Franchisee's Right to Sell BDI STORE  . . . . . . . . . . . . . . . . . . . . . . .          16
18.         Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          17
     A.     By BDI  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          17
     B.     Franchisee May Not Assign
            Without Approval of BDI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          17
     C.     Assignment to Partnership or
            Corporation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          17
     D.     BDI'S Right of First Refusal  . . . . . . . . . . . . . . . . . . . . . . . . . . .          17
19.  Enforcement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          18
     A.     Judicial Enforcement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          18
     B.     Jurisdiction, venue and waiver
            of Jury Trial . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          18
     C.     Arbitration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          19
     D.     Severability and Substitution
            of Valid Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          19
     E.     Waiver of obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          19
     F.     Franchisee May Not Withhold
            Payments Due BDI  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          19
     G.     Rights of Parties are Cumulative  . . . . . . . . . . . . . . . . . . . . . . . . .          20
     H.     Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          20
     I.     Binding Effect  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          20
     J.     Construction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          20
20.  Independent Contractors/Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . .          20
21.  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          21
22.  Failures   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          21
23.  Entire Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          21

                              BIKER'S DREAM, INC.
                              FRANCHISE AGREEMENT

         THIS AGREEMENT is made and entered into this 10th day of June, 1994 by and between BIKER'S DREAM, Inc., A California Corporation (hereinafter "BDI") and Marble Pierce Enterprises, L.L.C. (hereinafter "FRANCHISEE"), whose principal address is: 1021 Silver Oaks Drive, Edmond, Oklahoma 73003.

         1. PRELIMINARY STATEMENT. BDI is developing a chain of Motorcycle, motorcycle parts, accessories and service Dealerships under the trade name "BIKER'S DREAM" (hereinafter "BDI"). Each BDI LOCATION is built to standard specifications and uses standard operating procedures, equipment, forms, signs and designs. All BDI LOCATIONS are to be operated in accordance with franchise uniform standards of identity, quality, appearance, operating methods and services provided.

         2. GRANT OF FRANCHISE. BDI hereby grants to FRANCHISEE, as an individual, subject to the provisions of this Agreement, a franchise to operate one (1) BDI LOCATION within the following location zone:

Oklahoma, Cleveland, Logan and Canadian Counties in the State of Oklahoma.

         3. DURATION OF THIS AGREEMENT. This agreement shall begin as of the date of execution hereof and shall continue for a term of fifteen (15) years and, unless either party gives written notice of its intention to terminate this Agreement at least one hundred eighty (180) days prior to the expiration of the fifteen (15) year term, the term of this Agreement shall be deemed to be renewed for five (5) years and thereafter for further periods of five (5) years duration, unless BDI or FRANCHISEE mails a written notice of intention not to renew to the other party at least one hundred eighty (180) days prior to the end of any renewal period. If such notice is so mailed, the Agreement shall terminate as to all parties at the end of the current period.

         4. INITIAL FRANCHISE FEE. FRANCHISEE shall pay to BDI a nonrefundable initial franchise fee in the amount of Fifteen thousand dollars ($15,000.00) in cash, payable in cash upon the execution of this Agreement.
The initial franchise fee shall be fully earned by BDI when paid, provided that if BDI elects to terminate the franchise due to the failure of FRANCHISEE to complete satisfactorily the prescribed training program or to lease or purchase suitable premises for the BDI LOCATION, or to open the BDI LOCATION in the time prescribed in this agreement,



                                       1.

BDI shall refund to FRANCHISEE that part of the initial franchise fee heretofore paid by FRANCHISEE. BDI shall have the right, at its option, to repurchase at cost any and all equipment, supplies and training material which it sold to FRANCHISEE.

         5.       RECURRING FEES.

         (A) FRANCHISE AND ADVERTISING FEES. Beginning at the time FRANCHISEE opens the BDI LOCATION for business and through the duration of this franchise agreement, FRANCHISEE shall pay to BDI in weekly amounts, recurring franchise fees of a sum equal to five (5%) percent and advertising trust fund contributions of a sum equal to two (2%) percent (or $250.00, whichever is greater) of the gross receipts for the preceding calendar week from the BDI LOCATION operated by FRANCHISEE. The check or money order in full payment of the said recurring franchise fee and the advertising trust fund contribution for the preceding week shall be transmitted with the weekly business report and shall be due and payable at the home office of BDI at 18898 Beach Blvd., Huntington Beach, CA 92646 by 5:00 p.m. on Thursday, the 3rd day after the day on which the weekly business report is mailed. These fees are not refundable.

         (B) GROSS RECEIPTS. "Gross receipts" shall consist of money and other consideration of any kind howsoever received by FRANCHISEE from any source as the result of, or in connection with, the exercise of the franchise granted hereunder including but not limited to all monies or other consideration received for clothing, accessories and services sold and/or rendered within or without the BDI LOCATION being operated by FRANCHISEE under this franchise.

         (C) INTEREST. All recurring franchise fees, advertising trust account contributions and amounts owed for products purchased by FRANCHISEE pursuant to the franchise shall bear interest after due date at the current six month Treasury Bill rate plus two (2%) percent.

         6. RESTRICTION TO LOCATION OF BDI LOCATIONS AND LIMITATION ON NUMBER OF BDI LOCATIONS IN FRANCHISEE'S AREA.

         (A) RESTRICTION OF LOCATION. FRANCHISEE may operate the BDI LOCATION only within the Location Zone identified herein or a substitute location and/or premises hereinafter approved by BDI in writing. Specific location must be approved by BDI. If the FRANCHISEE'S lease for the premises of the BDI LOCATION expires or terminates without fault of FRANCHISEE, or if the premises are damaged, condemned or otherwise rendered unusable, or if in the judgment of BDI and FRANCHISEE there is a change in the character of the location of the BDI LOCATION sufficiently detrimental to its business potential to warrant its relocation, BDI will grant permission for relocation of the BDI LOCATION to a location and premises approved by BDI.

         (B) LIMITATION ON NUMBER OF BDI LOCATIONS IN FRANCHISEE'S AREA. BDI agrees that the number of franchised BDI LOCATIONS shall be limited to a maximum of one BDI LOCATION within the Location Zone. BDI will not establish any franchised or Company owned BDI LOCATIONS within ten (10) miles of Franchisee's location without Franchisee's consent.



                                       2.

         (C) RIGHT OF FIRST REFUSAL. FRANCHISEE shall have the right of first refusal for any franchise which BDI proposes to grant immediately adjacent to FRANCHISEE'S Franchise Area, as designated below. To exercise this right, FRANCHISEE must execute the then current Franchise Agreement and pay ten thousand dollars ($10,000.00) of the then current initial franchise fee within fifteen (15) days of written notification of the proposed grant of franchise. The balance of the initial franchise fee shall be payable within an additional thirty (30) days.

         (D) LOCATION ZONE. The BDI LOCATION to be operated pursuant to this Franchise Agreement shall be located within the following designated Location Zone:

Oklahoma, Cleveland, Logan and Canadian Counties in the State of Oklahoma.


         For the term of this agreement, BDI will not grant any new franchises or open any company-owned BDI LOCATIONS within the Location Zone.

         7.      LEASE, CONSTRUCTION AND OPENING OF BDI LOCATION.

         (A) LEASE OR PURCHASE. FRANCHISEE will lease or purchase the premises of the BDI LOCATION described in paragraph 2 of this Agreement within ninety (90) days after execution of this Agreement. If specific premises are not identified in paragraph 2 of this Agreement, FRANCHISEE agrees to lease or purchase suitable premises, reasonably acceptable to BDI, within ninety (90) days after execution of this Agreement. If FRANCHISEE fails to lease or purchase suitable premises within ninety (90) days after execution of this Agreement, BDI may terminate this Agreement, effective upon delivery of written notice of termination to FRANCHISEE. In the event of such termination, the



                                       3.

parties agree to execute all instruments required to rescind fully all agreements, purchases and any other transaction between BDI and FRANCHISEE. Upon execution of all required instruments, BDI shall refund to FRANCHISEE that part of the initial franchise fee heretofore paid by FRANCHISEE, less Two Thousand Five Hundred Dollars ($2,500.00) dollars to cover training and administration expense, whether or not training has been completed. BDI shall have the right, at its option to repurchase at cost any or all equipment, supplies and training material which it sold to FRANCHISEE.

         (B) CONSTRUCTION OF BDI LOCATION. BDI will furnish to FRANCHISEE its standard detailed specifications for a BDI LOCATION, including requirements for dimensions, exterior design, interior layout, building materials, equipment, signs and color scheme. FRANCHISEE agrees to do or cause to be done the following:

                 (1) obtain all required building, utility, sign, use, health, sanitation and business permits, licenses and other required permits and licenses;

                 (2) submit to BDI for its approval FRANCHISEE'S BDI LOCATION plans;

                 (3) construct the premises and paint the premises in compliance with plans and specifications approved by BDI;

                 (4) purchase or lease and install all equipment and signs required for the BDI LOCATION; and

                 (5) secure all financing required by FRANCHISEE to fully develop the BDI LOCATION.

         (C) EQUIPMENT, SIGNS AND INVENTORY. BDI will provide FRANCHISEE with a complete list of all inventory, parts, components, accessories, signs and equipment required to open the BDI LOCATION. FRANCHISEE agrees to use in the operation of his BDI LOCATION only those brands of inventory, parts, components, accessories, signs and equipment that BDI has approved for BDI LOCATIONS as meeting its standards and specifications for function, attractiveness, serviceability and overall appearance. FRANCHISEE may purchase or lease approved brands of these items from any supplier. If FRANCHISEE proposes to purchase or lease any brand which is not then approved by BDI, FRANCHISEE shall first notify BDI and shall submit to BDI, upon its request, sufficient specifications, photographs, drawings and/or other information or samples for determination by BDI whether such brand of inventory, parts, components, accessories, signs and equipment complies with its standards and specifications, which determination will be made and communicated to FRANCHISEE in writing within a reasonable time.

         (D) BDI LOCATION OPENING. Upon completion of FRANCHISEE'S training program, as described in paragraph 8 of this agreement, and within fifteen (15) days after BDI'S determination that the premises described herein are in suitable condition and comply with the standards and specifications prescribed by BDI, FRANCHISEE agrees to open the BDI LOCATION for business and commence the conduct of business. BDI will assist FRANCHISEE in the opening of the BDI LOCATION.



                                       4.

         (E) TERMINATION OF FRANCHISEE FOR FAILURE TO OPEN BDI LOCATION.

         If the FRANCHISEE fails to complete preparation of the BDI LOCATION and open the BDI LOCATION for business within one hundred eighty (180) days after execution of this Agreement, BDI shall have the right to terminate this Agreement, effective upon delivery to FRANCHISEE of written notice of termination. In the event of such termination and upon delivery to BDI of all releases, waivers and other instruments required to rescind fully all agreements, purchases and other transactions between BDI and FRANCHISEE, BDI shall refund to FRANCHISEE that part of the initial franchise fee paid by FRANCHISEE, less Two Thousand Five Hundred Dollars ($2,500.00) for training and administrative expense (or actual costs incurred), whichever is greater. BDI shall have the right, at its option, to repurchase at cost any or all equipment, supplies, inventory and training material which it sold to FRANCHISEE.

         8.      TRAINING AND OPERATIONS ASSISTANCE.

         (A) TRAINING. Before the opening of the BDI LOCATION, BDI shall train FRANCHISEE in the operation of a BDI LOCATION. Such training shall take place at a time and place specified by BDI. Training will be conducted at the BDI home office at 18898 Beach Blvd., Huntington Beach, CA 92646 and at FRANCHISEE'S location. Training will be for one week at each location. Training at home office will be completed within sixty (60) days after signing this agreement. Training at Franchisee's location will be completed prior to and during first week of operation of Franchisee's BDI LOCATION. FRANCHISEE shall be responsible for any travel and living expenses incurred in connection with the training program. Training will cover four distinct areas: (1) Operation of a BDI LOCATION; (2) Purchasing and financing motorcycles, parts, and accessories; (3) Sales and marketing; (4) Business and systems procedures. Initial training class may be attended by three persons, one of which must be FRANCHISEE.

         (B) REQUIREMENT OF COMPLETION OF TRAINING/FAILURE TO COMPLETE. FRANCHISEE shall complete the training program provided by BDI. If BDI reasonably determines that FRANCHISEE is unable to complete satisfactorily the said training program, this Agreement shall terminate and upon delivery to BDI of all assignments, releases, waivers and other instruments required to rescind fully all agreements, purchases and other transactions between BDI and FRANCHISEE, BDI shall refund to FRANCHISEE that part of the initial franchise fee paid by FRANCHISEE to BDI pursuant to this agreement. BDI shall have the right, at its option, to repurchase at cost any or all equipment, supplies and training material which it sold to FRANCHISEE.

         (C) HIRING OF EMPLOYEES AND TRAINING OF EMPLOYEES BY FRANCHISEE. FRANCHISEE shall hire all employees of the BDI LOCATION and be exclusively responsible for the terms of their employment, compensation and the training of such employees in the proper conduct of their jobs in operation of a BDI LOCATION. BDI will make available to FRANCHISEE training for new employees or updating those already employed. Such training and updating shall take place at a time and place specified by BDI. Training will be conducted at the BDI home office or at another BDI LOCATION designated by BDI. FRANCHISEE shall be responsible for any travel and living expenses incurred by such employees, in connection with the training.



                                       5.

         (D) OPERATIONS ASSISTANCE. BDI shall advise FRANCHISEE of problems arising out of the operation of the BDI LOCATION as disclosed by reports submitted to BDI by FRANCHISEE or by inspections conducted by BDI of the BDI LOCATION. BDI will furnish FRANCHISEE with such assistance in connection with the operation of the BDI LOCATION as is reasonably determined to be necessary by BDI from time to time. Operations assistance may consist of advice and guidance with respect to:

                 (1) proper utilization of procedures developed for a BDI LOCATION including sales and display procedures developed by BDI;

                 (2) additional services and products authorized for BDI LOCATIONS;

                 (3)      purchase of various products, materials and supplies;

                 (4) the institution of proper administrative, bookkeeping, accounting, inventory control, supervisory and general operating procedures for the effective operation of a BDI LOCATION

                 (5)     advertising and promotional programs.

         (E) GROUP PURCHASING OF INVENTORY AND SUPPLIES.

         FRANCHISEE shall have the right to participate on the same basis as other franchisees of BDI and BDI owned BDI LOCATIONS in group purchasing of motorcycles, parts, accessories, and other materials and supplies which BDI may from time to time develop and sponsor.

         (F) PRODUCT AVAILABILITY. During the term of this Agreement, BDI will make available for purchase by FRANCHISEE approved products necessary to operate a BDI LOCATION.

         (G) DELIVERY OF EQUIPMENT AND SERVICES. All of the specifications, equipment and inventory lists, training, equipment, operations manuals, and preopening operations assistance to be provided by BDI to FRANCHISEE pursuant to this Agreement shall be delivered within ninety (90) days after execution of this Agreement.

         9.      OPERATION OF BDI LOCATION.

         (A) OPERATING STANDARDS. FRANCHISE agrees to operate and maintain his BDI LOCATION in a manner consistent with the public image of a BDI LOCATION as a clean, modern and efficient retail motorcycle, parts and accessories store, providing high quality products and services. FRANCHISEE agrees to effect a maintenance program for the BDI LOCATION which will assure such condition, appearance and operation, including replacement of worn out or obsolete equipment and signs, repair of the interior and exterior of the BDI LOCATION, painting and periodic cleaning, consistent with the nature of the business of the BDI LOCATION and the reputation of BDI. If, at any time in BDI'S reasonable judgement, the general state of repair, appearance of cleanliness of the premises of the BDI LOCATION or its equipment or signs does not meet BDI'S



                                       6.

standards therefor, BDI shall so notify FRANCHISEE specifying the action to be taken by FRANCHISEE to correct such deficiency. If FRANCHISEE fails or refuses to initiate corrective action within thirty (30) days after receipt of such notice, and thereafter continue, a bona fide program to undertake and complete any such required maintenance, BDI shall have the right, but shall not be obligated, to enter upon the premises of the BDI LOCATION and effect such repairs, painting and/or replacement of equipment or signs on behalf of FRANCHISEE and FRANCHISEE shall pay the entire costs thereof to BDI upon demand.

         (B) ALTERATIONS TO BDI LOCATION. FRANCHISEE agrees that he shall make no material alterations to the structural improvements or appearance of the BDI LOCATION nor shall FRANCHISEE make any material replacements or alterations to the equipment or signs of the BDI LOCATION without prior written approval of BDI.

         (C) UNIFORMITY AUTHORIZED PRODUCTS AND SERVICES. Uniformity of products, procedures and services and the image such uniformity creates in the mind of the public are essential elements of a successful franchise chain. FRANCHISEE therefore agrees to offer motorcycles, parts, accessories, services and products which BDI from time to time authorizes for BDI LOCATIONS FRANCHISEE agrees to submit written requests for authorization of additional products or services to be offered for sale at FRANCHISEE'S BDI LOCATION. FRANCHISEE further agrees that the BDI LOCATION will not, without prior written approval by BDI, offer any other products or services nor shall the BDI LOCATION or the premises it occupies be used for any purpose other than the operation of an authorized BDI LOCATION in compliance with the term of the Agreement.

         (D) USE OF APPROVED PRODUCTS. Consistency of quality in the products and services offered by BDI is essential to the maintenance and enhancement of BDI'S reputation and the good will it has generated by the sale of high quality products and the efficient delivery of high quality services to its customers. For these reasons FRANCHISEE agrees that all motorcycles, parts, accessories and other inventory, materials and supplies used in the operation of the BDI LOCATION shall be purchased by FRANCHISEE from the list of types or brands approved by BDI as meeting its specifications and standards. If FRANCHISEE desires to use in the operation of the BDI LOCATION any type or brand of motorcycles, accessories and other inventory, materials and supplies which is not then approved by BDI as meeting its standards and specifications, FRANCHISEE shall first notify BDI, in writing, and shall upon request by BDI submit samples and such other information as BDI reasonably requires for examination and/or testing to determine otherwise whether such product meets its standards and specifications. BDI shall notify FRANCHISEE within a reasonable time whether it approves such product. The BDI LOCATION shall at all times maintain an inventory of motorcycles, parts, accessories and other inventory, materials and supplies, sufficient to satisfy customer demand and operate efficiently.



                                       7.

         (E) MATERIALS IMPRINTED WITH NAMES AND MARKS. FRANCHISEE shall in the operation of the BDI LOCATION utilize letterheads, business cards, forms and other materials imprinted with the Names and Marks as prescribed from time to time by BDI.

         (F) STANDARDS, SPECIFICATIONS AND PROCEDURES. FRANCHISEE agrees as a material part of the consideration of this Agreement to comply with all mandatory standards, specifications and operating procedures relating to the operation of a BDI LOCATION, including but not limited to the following:

                 (1)      use of standard sales and operating procedures;

                 (2)      general appearance of employees;

                 (3) use of quality products and high standards of methods and procedures relating to retail business;

                 (4)      use of Names and Marks;


                 (5) prescribed hours of operation during which the BDI LOCATION will be open for business;

                 (6) use of standard form, programs, formats, and records keeping including the preparation and retention of duplicate customer sales slips and related documents;

                 (7) identification of the FRANCHISEE as the owner of the BDI LOCATION; and

                 (8) proper use and illumination of BDI signs, posters, displays and other advertising and promotional displays as prescribed by BDI from time to time.

BDI agrees that all such standards, specifications, procedures and operating requirements shall be reasonable and consistent with the obligations of FRANCHISEE under the lease or deed for the premises of the BDI LOCATION and applicable ordinances. Mandatory standards, specifications and operating procedures prescribed from time to time by BDI in the procedures and operating manuals for BDI LOCATIONS or otherwise communicated to FRANCHISEE in writing, shall constitute provisions of this Agreement as if fully set forth herein.
All references herein to this Agreement shall include all such mandatory standards, specifications and operating procedures. BDI reserves the absolute right to change, modify, add to or delete any and all standards, specifications and operating procedures.

         (G) COMPLIANCE WITH LAW AND GOOD BUSINESS PRACTICES. FRANCHISEE shall secure, file and maintain in full force and effect all required licenses, permits, certificates, notices and disclosures relating to the operation of a BDI LOCATION and shall operate the BDI LOCATION in full compliance with all applicable federal, state and local statutes, regulations, and ordinances, including but not limited to all government regulations relating to retail facilities, occupational hazards and health, workers' compensation insurance, federal and state withholding and payment of federal and state income taxes, social security taxes and sales taxes.



                                       8.

All advertising and promotion by FRANCHISEE shall be completely factual and shall conform to the highest standards of ethical advertising. FRANCHISEE agrees to refrain from any business or advertising practice which may be injurious to the business and good name of BDI and the reputation and good will associated with Names and Marks of BDI and BDI LOCATIONS.

         (H) PRICES FOR PRODUCTS AND SERVICES DETERMINED BY FRANCHISEE. From time to time BDI may advise FRANCHISEE of prices for products and services offered by BDI LOCATIONS which BDI in its considered judgment believes to be appropriate and consistent with good business practice. FRANCHISEE shall not be obligated to accept any such advice and shall have the sole right to determine the prices to be charged by the BDI LOCATION. FRANCHISEE understands and agrees that such advice furnished by BDI shall in no way be deemed or construed to impose upon FRANCHISEE any obligation to charge any fixed, minimum or maximum price for any product or service offered for sale by the BDI LOCATION.

         (I) DUTY TO MANAGE AND AVOID CONFLICTING OR COMPETING INTERESTS. The BDI LOCATION shall at all times be under the direct, on-premises supervision of FRANCHISEE and/or a trained and competent employee. FRANCHISEE shall keep BDI informed at all times of the identity of any employee(s) acting as manager(s) of the BDI LOCATION. FRANCHISEE agrees that he will at all times faithfully, honestly and diligently perform his obligation under this Agreement and that he will continuously exert his best efforts to promote and enhance the business of the BDI LOCATION. FRANCHISEE further agrees not to engage in any business which will detract from or conflict with his obligation hereinunder.

         (J) INSURANCE. FRANCHISEE shall at all times during the term of this Agreement or any amendment or renewal hereto maintain in full force and effect at his sole expense, comprehensive, public and product insurance against claims for bodily and personal injury, death and property damage caused by or occurring in conjunction with the operation of the BDI LOCATION or otherwise in conjunction with conduct of business by FRANCHISEE pursuant to this franchise. Such insurance coverage shall be maintained under one or more policies of insurance containing a comprehensive general liability policy including products liability in the minimum amount of $500,000/$500,000 bodily injury liability and $500,000 property damage liability, an "umbrella" package in the amount of $1,000,000, or such other amounts as BDI may reasonably request for the operation of the premises. All such liability insurance policies shall name BDI as an additional insured and shall provide that BDI receives thirty
(30) days prior written notice of termination, expiration or cancellation of any such policy. BDI may reasonably increase the minimum liability protection requirement annually to reflect inflation or higher damage awards in public or product liability litigation. FRANCHISEE shall have his insurance carriers submit to BDI annually a statement of coverage. All policies shall be renewed and evidence of renewal mailed to BDI prior to the expiration date. If FRANCHISEE at any time fails or refuses to maintain any insurance coverage required by BDI or to furnish satisfactory evidence thereof, BDI at its option and in addition to its other rights and remedies hereunder, may, but need not, obtain such insurance coverage on behalf of the FRANCHISEE and



                                       9.

FRANCHISEE shall pay to BDI on demand any costs and premiums incurred by BDI in connection therewith. FRANCHISEE is responsible for all loss or damage and contractual liability to third persons originating in or in connection with the operation of a BDI LOCATION and for all claims or demands for damages to property or for injury, illness or death of persons directly or indirectly resulting therefrom. FRANCHISEE agrees to defend, indemnify and hold BDI harmless from and with respect to any such claims, losses, or damages as hereinabove described.

         (K) OPERATIONS MEETINGS. From time to time BDI will call operations meetings. These meetings will be held regionally where feasible to keep expense and time loss for FRANCHISEE to a relative minimum. Attendance at operations meetings is mandatory for FRANCHISEE or his Manager(s).

         10. PROCEDURES AND OPERATING MANUALS. BDI will license to FRANCHISEE, to use during the term of the franchise, a proprietary special design computer software program and one or more copies of procedures and operating manuals for BDI LOCATIONS containing mandatory and suggested standards, specifications and operating procedures for BDI LOCATIONS and up-to-date information relative to such standards, specifications and operating procedures along with other obligations of FRANCHISEE hereunder with respect to the operation of a BDI LOCATION. BDI shall have the right to add to and otherwise modify the procedures and operating manuals from time to time to reflect changes in authorized products and services, product quality or standards of service or the operation of a BDI LOCATION provided that no such addition or modification shall alter FRANCHISEE'S fundamental status and rights under this Agreement. The operating and procedures manuals contain proprietary information of BDI and FRANCHISEE agrees to keep the computer software program and the operating and procedures manuals confidential at all times during and after the term of the franchise.

         11. TRADE SECRETS. FRANCHISEE as a material part of the consideration for this Agreement understands and agrees that his knowledge of the operation of a BDI LOCATION will be derived from information disclosed to FRANCHISEE by BDI pursuant to the franchise and that certain such information is proprietary, confidential and a trade secret of BDI. FRANCHISEE agrees that he will maintain the absolute confidentiality of all such information during and after the term of the franchise and that he will not use any such information in any other business or in any manner not specifically authorized or approved by BDI.

         12. ADVERTISING AND PROMOTION. FRANCHISEE agrees that it is essential for the growth of the BDI franchise chain that he participates and cooperates in advertising program and other promotional activities. Accordingly, FRANCHISEE agrees to contribute to an advertising trust fund administered by BDI, or its designated agent. (Paragraph 6 section A of Offering Circular and Paragraph 5, this Agreement). The said monies shall be used by BDI exclusively for advertising and promotional purposes. Advertising and promotional purposes may include, but are not limited to, radio and television advertising, newspaper advertisements, and the production and distribution of such advertising. BDI agrees to provide FRANCHISEE with an annual statement of the receipts and disbursements of the advertising trust fund. It is understood by BDI and Franchisee, that after BDI has five (5) franchises open and operating, an executive advertising committee will be selected by BDI, that will include Franchisees. This committee will be instrumental in administering the distribution of the advertising trust monies.



                                      10.

         The uncommitted reserve in the advertising trust fund will be reconciled with expenditures annually at the close of BDI'S fiscal year to limit the reserve to an amount not greater than the most recent ninety (90) day expenditure or the succeeding ninety (90) day planned expenditure. BDI shall thereafter notify FRANCHISEE of the appropriate pro rata reduction of FRANCHISEE'S advertising trust fund contributions until the excess in the uncommitted reserve, if any, is depleted.

         13.     RECORDS KEEPING STANDARDS AND REPORTING PROCEDURES.

         (A) RECORDS AND ACCOUNTING. FRANCHISEE shall establish a record keeping, bookkeeping and accounting system in conformance with the requirements prescribed by BDI including, but not limited to, the use and retention of sales records, invoices, payroll records, check stubs, bank deposit receipts, sales tax records and returns, cash disbursements journals and general ledgers.

         (B) BUSINESS REPORTS AND TAX RETURNS. FRANCHISEE shall furnish to BDI, in accordance with BDI'S procedures and operating manual for BDI LOCATIONS, the following:

         (1) by Monday of each week on the business report form, a report of the gross and net revenues of the BDI LOCATION for the preceding week together with all information required by BDI as part of the weekly business report procedure;

         (2) within thirty (30) days after the date federal and state income tax and sales tax returns are filed, FRANCHISEE shall provide BDI with exact copies of such returns and all schedules attached thereto.

         (C) FINANCIAL STATEMENTS. FRANCHISEE shall furnish to BDI in the form prescribed by BDI:

         (1) within thirty (30) days after the end of each month, a monthly profit and loss statement from the beginning of FRANCHISEE'S fiscal year to the end of the preceding month for the BDI LOCATION, prepared, verified and signed by FRANCHISEE; and

         (2) within sixty (60) days after the end of each fiscal year of the BDI LOCATION, an unaudited annual statement of profit and loss and source and application of funds of the BDI LOCATION for the fiscal year and a balance sheet for the BDI LOCATION as of the end of the fiscal year, compiled or reviewed by an independent public accountant or a certified public accountant in accordance with standards published by the A.I.C.P.A., I verified and signed by FRANCHISEE as to the information furnished to such accountant.

         (3) BDI may order FRANCHISEE to provide an audited financial statement at any time. If this audit discloses an understatement for the period covered greater than three (3%) percent, FRANCHISEE will pay all costs associated with the audit and within fifteen (15) days pay to BDI all recurring franchise fees and advertising trust fund contributions due on the amount of the understatement. BDI shall then have the right to require FRANCHISEE to furnish audited financial statements thereafter. If the understatement is three (3%) percent or less, BDI will pay the reasonable auditor's fees.

         14.     NAMES AND MARKS.

         (A) OWNERSHIP OF NAMES AND MARKS. FRANCHISEE acknowledges and agrees as a material part of the consideration for this Agreement that BDI is the owner of the following names and Marks: "THE BIKERS DREAM", "BIKERS DREAM", BIKER'S DREAM" and "DREAM", referred to in this Agreement as "Names and Marks". BDI hereby licenses FRANCHISEE to use the Names and Marks in the operation of the franchise. FRANCHISEE'S right to use the Names and Marks is derived solely from this Agreement, and is limited to the operation of the BDI LOCATION in compliance with this Agreement. FRANCHISEE shall use and display the Names and Marks only in a manner and form expressly approved by BDI. FRANCHISEE, upon request by BDI, shall affix to any materials displaying the Marks, whatever legends, markings, and notices of trademark ownership or FRANCHISOR/FRANCHISEE relationship as may be specified by BDI.



                                      11.

         (B) FRANCHISEE acknowledges the right of BDI and its, affiliates to use the Marks, including any additions, deletions, or changes thereto, in connection with the products and services to which they are or may be applied by BDI and its affiliates, and represents, warrants and agrees that FRANCHISEE shall not, either during the term of this Agreement or after the expiration or other termination hereof, directly or indirectly contest or aid in contesting the validity, ownership, registration, or use of the marks or any additions, deletions or changes thereto by BDI, or take any action whatsoever in derogation of the rights claimed therein by BDI.

         (C) The License granted to Franchise under this Agreement to use the Marks is nonexclusive, and BDI, in its sole and absolute discretion, has the right to grant other licenses in, to and under those names and marks in addition to those licenses already granted, and to develop and license other names and marks an any such terms as BDI deems appropriate.

         (D) Nothing contained in this Agreement shall be construed to vest in FRANCHISEE any right, title or interest in or to any of the Marks, the goodwill now or hereafter associated therewith, or any right in the design of any building or premises, other than rights and license expressly granted herein for the term hereof.

         (E) FRANCHISEE shall not use any of the Marks in connection with any statement or material which may, in the judgement of BDI, be in bad taste or inconsistent with BDI'S public image or tend to bring disparagement, ridicule or scorn upon BDI, any of the Marks, or the goodwill associated therewith. FRANCHISEE shall not adopt, use, display or register, in whole or in part, any trademarks, service marks, trade names, logos, insignia, slogans, emblems, symbols, designs or other identifying characteristics. Neither FRANCHISEE nor any entity directly or indirectly affiliated with FRANCHISEE shall adopt, use or register (by filing a certificate or articles of incorporation, a fictitious business name statement, or otherwise) any trade or business name, style or design which includes, or is similar to, in whole or in part, any of the Marks or any other of BDI'S trademarks, service marks, trade names, logos, insignia, slogans, emblem, symbols, designs or other identifying characteristics.

         (F) BDI shall have the right at any time and from time to time upon notice to FRANCHISEE to make additions to, deletions from, and changes in any of the marks, or any of them, all of which shall be as effective as if they were incorporated in this Agreement. All such additions, deletions and changes shall be made in good faith, on a reasonable basis and with a view toward the overall best interests of the System. No such addition, deletion or change will cause any change in any of FRANCHISEE'S financial obligations to BDI.

         (G) LIMITATIONS ON USE OF NAMES AND MARKS BY FRANCHISEE. FRANCHISEE agrees to use the Names and Marks during the term of the franchise as the sole servicemark and tradename identification of the BDI LOCATION. FRANCHISEE shall not use during the term of the franchise any Name and Mark as part of any corporate name or with any prefix, suffix or other modifying words, terms, designs or symbols, or any modified form, nor may FRANCHISEE use any Name or Mark in connection with the sale of any unauthorized product or service or in any other manner not explicitly authorized in writing by BDI.

          (H) NOTIFICATION OF INFRINGEMENT AND CLAIMS. FRANCHISEE shall immediately notify BDI of any apparent infringement of or challenge to FRANCHISEE'S use of any Name or Mark.

         (I) INDEMNIFICATION. BDI agrees to indemnify FRANCHISEE for all damages for which he is held liable in any proceeding arising out of his use of any Name or Mark, pursuant to and in compliance with this Agreement and for all costs reasonably incurred by FRANCHISEE in the defense of any such claim brought against him or in any such proceeding in which he is named as a party, provided that FRANCHISEE has timely notified BDI of such claim or proceeding and has otherwise complied with this Agreement, and further provided that if it becomes advisable at any time in the sole discretion of BDI for FRANCHISEE to modify or discontinue use of any Name or Mark, and/or use additional or substitute Names or Marks, FRANCHISEE agrees to do so and the sole obligation of BDI in any such event shall be to reimburse FRANCHISEE for the out-of-pocket costs of



                                      12.

complying with this obligation. BDI, at its sole discretion may elect to defend or participate in the defense or prosecution of any action relating to the protection of the Service Mark and to protect the FRANCHISEE against claims of infringement or unfair competition with respect to the Service Mark. In such event, BDI will have the sole discretion to take such action as it deems appropriate. FRANCHISEE is not precluded from taking over a cause of action should BDI decide not to procede with same.

         15.     INSPECTIONS AND AUDITS.

         (A) RIGHT OF INSPECTION. In order to determine whether FRANCHISEE is in compliance with this Agreement, BDI shall have the right at any time during business hours, without prior notice to FRANCHISEE, to inspect the BDI LOCATION and the business records, bookkeeping and accounting records, invoices, payroll records, check stubs, bank deposit receipts, sales tax records and returns, sales records and other supporting records and documents and the inventory of products, materials and supplies of the BDI LOCATION.

         (B) RIGHT TO AUDIT. BDI shall have the right at any time during business hours, and without prior notice to FRANCHISEE, to audit or cause to be audited the weekly business reports, tax returns, and schedules and other forms, information and supporting records which FRANCHISEE is required to submit to BDI hereunder and the books and records of the BDI LOCATION and of any corporation or partnership which owns or operates the BDI LOCATION. In the event any such audit shall disclose an understatement of the gross receipts of the BDI LOCATION for any period or periods , FRANCHISEE shall pay to BDI within fifteen (15) days after receipt of the audit report, the recurring franchise fee plus any required advertising trust account contribution due on the amount of such understatement. Further, in the event such understatement for any period or periods shall be greater than three (3%) percent, FRANCHISEE shall reimburse BDI for the cost of such audit, including, but not limited to, the fee of any independent accountant and the travel expenses, room, board and compensation of employees of BDI, unless FRANCHISEE demonstrates that such understatement resulted from inadvertent error.

         16.     TERMINATION OF FRANCHISE.

         (A) BY FRANCHISEE. If FRANCHISEE is in substantial compliance with this Agreement and BDI breaches this Agreement and fails to cure such breach within thirty (30) days after written notice thereof is delivered to BDI, FRANCHISEE may terminate this Agreement effective ten (10) days after delivery to BDI of notice thereof. The termination of this Agreement by FRANCHISEE without complying with the foregoing requirement or for any reason other than breach of this Agreement by BDI and BDI'S failure to cure such breach within thirty (30) days after receipt of written notice thereof shall be deemed a termination by FRANCHISEE without cause.

         (B) BY BDI. In addition to BDI'S right to terminate this Agreement in the event of the failure of FRANCHISEE to lease or purchase a premises for the BDI'S LOCATION to develop or open the BDI'S LOCATION as provided in subparagraph, (A) of paragraph 5 herein or upon BDI'S determination that FRANCHISEE is unable to complete satisfactorily prescribed training as provided in subparagraph (B) of paragraph 6 herein, BDI way terminate this Agreement effective upon delivery of notice of termination to FRANCHISEE, if FRANCHISEE or the BDI LOCATION



                                      13.

                 (1) makes an assignment for the benefit of creditors or an admission of his inability to pay his obligations as they become due;

                 (2) files a voluntary petition in bankruptcy or any pleading seeking any reorganization, liquidation or disolution under any law, or admitting or failing to contest the material allegations of any such pleading filed against him or is adjudicated a bankrupt or insolvent or a receiver is appointed or a substantial part of the assets of FRANCHISEE or BDI LOCATION are abated or subject to a moratorium under any law;

                 (3) abandons or surrenders or transfers control of the operation of the BDI LOCATION or fails actively to operate the BDI LOCATION, unless precluded from doing so by damage to the premises, of the BDI LOCATION, war or civil disturbance, natural disaster, or other event beyond FRANCHISEE'S control;

                 (4) suffers cancellation of, or fails to renew or extend the lease for, or otherwise fails to maintain possession of, the premises of the BDI LOCATION identified herein or a substitute premises approved by BDI;

                 (5) submits to BDI on two (2) or more separate occasions at any time during the term of the franchise, a weekly business report, tax return or schedule or other information or supporting records which understates the gross receipts of the BDI LOCATION by more than three (3) percent for any period of time, unless FRANCHISEE demonstrates to the satisfaction of BDI that such understatement results from inadvertent error;

                 (6) fails or refuses to submit when due, weekly reports, tax returns, schedules or other information or supporting records, whether or not such failure or refusal is corrected after notice thereof is delivered to FRANCHISEE;

                  (7) operates the BDI LOCATION in a manner which presents a health or safety hazard to its customers, employees or the public;

                 (8) makes an unauthorized assignment of the franchise or ownership of FRANCHISEE as hereinafter defined in paragraph 17 and 18;

                 (9) operates the BDI LOCATION in a manner in violation of or inconsistent with all applicable federal, state and local statutes, regulations, rules and ordinances, including, but not limited to, all government regulations relating to retail stores;

                 (10) fails or refuses to pay any amount owed to BDI for recurring franchise fees, advertising trust account contributions, any products purchased from BDI or any amounts due to BDI or fails or refuses to comply with any mandatory standards, specifications or operating procedures prescribed by BDI relating to the quality of products, cleanliness or sanitation and does not correct such failure or refusal within ten (10) days after written notice thereof is delivered to FRANCHISEE. Said notice shall describe what corrective action FRANCHISEE must take; or



                                      14.

                 (11) fails to comply with any other provision of this Agreement or any other mandatory standard, specification or operating procedures prescribed by BDI and does not correct such failure within thirty (30) days after written notice of such failure to comply is delivered to FRANCHISEE, provided that if such failure can not reasonably be corrected within thirty (30) days, then FRANCHISEE must initiate a program of corrective action within such thirty (30) day period and thereafter continue such program of corrective action so that such failure may be corrected within a reasonable time thereafter. The written notice of failure as herein described shall describe to FRANCHISEE what corrective action he must take.

         17.     FRANCHISEE'S RIGHTS AND OBLIGATIONS UPON TERMINATION OR
EXPIRATION.

         (A) PAYMENTS OF AMOUNTS OWED TO BDI. FRANCHISEE agrees to pay to BDI within fifteen (15) days after the effective date of termination or expiration such recurring franchise fees, advertising trust account contributions, amounts owed for products purchased by FRANCHISEE from BDI and other amounts owed to BDI which are then unpaid.

         (B) RETURN OF PROPRIETARY OR CONFIDENTIAL MATERIALS. FRANCHISEE further agrees that upon termination or expiration of the franchise, he will immediately return to BDI all copies of proprietary and confidential materials including, but not limited to, BDI'S computer software program and all operating and procedures manuals.

         (C) REPURCHASE. BDI shall have the right, at its option, to repurchase at cost any and all equipment, inventory, supplies and training material which it sold to FRANCHISEE.

         (D) CANCELLATION OF ASSUMED NAMES AND TRANSFER OF TELEPHONE NUMBERS. FRANCHISEE further agrees that upon termination or expiration of the franchise, he will take such action as may be required to cancel all fictitious business names or registrations relating to his use of any Name or Mark and to notify the telephone company and all listing agencies of the termination or expiration of FRANCHISEE'S right to use any telephone numbers and any classified and other telephone directory listings with any Name or Mark or with the BDI LOCATION and to authorize transfer of same to BDI or its franchisee.

         (E) MODIFICATION OF AGREEMENT BY FRANCHISEE. This Agreement may be modified by FRANCHISEE only by written agreement with BDI.

         (F) MODIFICATION OF AGREEMENT BY BDI. This Agreement may be modified by BDI only by written agreement with FRANCHISEE.

         (G) ASSIGNMENT BY BDI. This agreement is fully assignable by BDI, and BDI remains liable for the performance of its obligations hereunder.

         (H) DEATH OR INCAPACITY OF FRANCHISEE. The Franchise may be transferred to the heirs or personal representative of the FRANCHISEE upon the death or incapacity of FRANCHISEE upon written approval of BDI on the same terms and conditions as any other assignment of the franchise.



                                      15.

         (I) REMOVAL OF ALL SIGNS AND IDENTIFICATION. FRANCHISEE further agrees upon termination or expiration of the franchise, he will immediately remove all BDI signs and identification from the premises, and immediately and permanently discontinue the use of the Names and Marks.

         (J) COVENANT NOT TO COMPETE. If this Agreement is terminated prior to its expiration by BDI in accordance with the provisions of this Agreement or by FRANCHISEE without cause, FRANCHISEE agrees that for a period of two (2) years commencing on the effective date of termination of this Agreement, or the date which FRANCHISEE ceases to conduct the business conducted pursuant to this Agreement, whichever is later, he will not have any interest as owner (except of publicly traded securities), partner, director, officer, employee consultant, representative or agent, or in any other capacity, in any business offering substantially the same products and services offered by a BDI LOCATION and located within the county wherein the BDI LOCATION or any BDI LOCATION is located. THIS COVENANT NOT TO COMPETE MAY NOT BE ENFORCEABLE UNDER CALIFORNIA LAW.

         (K) CONTINUING OBLIGATION. All obligations of BDI and FRANCHISEE which expressly or by their nature survive the expiration or termination of the franchise shall continue in full force and in effect subsequent to and notwithstanding the expiration or termination of this Agreement and until they are satisfied in full or by their nature expire.

         (L) FRANCHISEE IS RIGHT TO SELL BDI LOCATION. If BDI terminates the franchise for a cause other than those specified in paragraph 16(B), subparagraphs (3), (4), and (8) of this Agreement, or elects not to renew the franchise, FRANCHISEE for a period of ten (10) days commencing on the date of notice of termination or nonrenewal shall have the right to elect to attempt to sell the BDI LOCATION to a person reasonably acceptable to BDI as a BDI LOCATION franchisee, providing that the provisions of paragraph (17), subparagraphs (B) and (D) shall be applicable to any proposed sale of the BDI LOCATION pursuant to this paragraph. FRANCHISEE'S right to elect hereunder shall be contingent upon FRANCHISEE reasonably establishing that:

         (1) FRANCHISEE will make a bona fide effort to sell the BDI LOCATION to an acceptable person;

         (2) until the closing of such sale or the prior expiration or termination of FRANCHISEE'S right to sell the BDI LOCATION pursuant to this paragraph, the BDI LOCATION will be operated in compliance with this AGREEMENT; and

         (3) all amounts owed to BDI pursuant to this Agreement will be paid to BDI at or prior to the closing of such sale. FRANCHISEE shall deliver to BDI within the ten (10) day period referred to above, a written notice of his election to make a bona fide effort to sell the BDI LOCATION to an acceptable person. FRANCHISEE'S right to sell the BDI LOCATION pursuant to this paragraph shall expire, in the case of nonrenewal of the franchise, at the expiration date of the franchise, and in the case of a termination of the franchise, ninety (90) days after the initial effective date of termination indicated in the notice from BDI or such earlier date as BDI reasonably determines that FRANCHISEE has abandoned a bona fide effort to effect a sale of the BDI LOCATION or fails to operate the BDI LOCATION in compliance with this Agreement.



                                      16.

         18.     ASSIGNMENT.

         (A) BY BDI. This Agreement is fully assignable by BDI and shall inure to the benefit of any assignee or other legal successor to the interest of BDI herein, provided that BDI will subsequent to any such assignment remain liable for the performance of its obligations under this Agreement. The franchise may be transferred to the heirs or personal representative of FRANCHISEE upon the death or incapacity of FRANCHISEE upon the written approval of BDI on the same terms and conditions as any other assignment of the franchise.

         (B) FRANCHISEE MAY NOT ASSIGN WITHOUT APPROVAL OF BDI. The franchise is personal to FRANCHISEE and neither the franchise (except as hereinafter provided with respect to assignment to a partnership or a corporation) nor any part of the ownership of FRANCHISEE may be voluntarily, involuntarily directly or indirectly assigned, subdivided, subfranchised or otherwise transferred by FRANCHISEE or its owners (including Will, declaration of or transfer in trust or the laws of intestate succession) without the prior written approval of BDI and any such assignment or transfer without such approval shall constitute a breach hereof. BDI shall not unreasonably withhold its approval of an assignment or transfer of the franchise to proposed assignees or transferees who meet BDI'S then applicable standards for franchisees and who are willing to execute and be bound by all provisions of BDI'S then current form of Franchise Agreement, which shall provide for the then applicable rates of recurring franchise fees, advertising trust fund contributions payable thereunder and a term equal to the remaining term of the franchise. BDI shall not charge such assignee an initial franchise fee for the franchise, but will charge FRANCHISEE a transfer fee of Two Thousand Five Hundred ($2,500.00) Dollars. Any and all obligations of FRANCHISEE hereunder shall be fully paid and satisfied prior to BDI'S approval of an assignment or transfer.

         (C) ASSIGNMENT TO PARTNERSHIP OR CORPORATION. The franchise my be assigned to a partnership or corporation which conducts no business other than the BDI LOCATION (and other BDI LOCATIONS under franchise agreements with BDI), which is actively managed by FRANCHISEE and in which FRANCHISEE owns and controls not less than fifty-one (51) percent of the general partnership interest or the equity and voting power, provided that all partners or shareholders shall execute an Assignment Agreement undertaking to be bound jointly and severally by all provisions of this Agreement and all issued and outstanding stock certificates of such corporation shall bear a legend reflecting or referring to the restrictions of subparagraph (B) of this paragraph 18.

         (D) BDI'S RIGHT OF FIRST REFUSAL. If FRANCHISEE or its owners shall at any time determine to sell the BDI LOCATION or an ownership interest in the franchise, FRANCHISEE or its owners shall obtain a bona fide, executed written offer from a responsible and fully disclosed purchaser and shall submit an exact copy of such offer to BDI, which shall, for a period of thirty (30) days from the date of delivery of such offer, have the right, exercisable by written notice to FRANCHISEE or its owners, to purchase the BDI LOCATION or such ownership interest for the price and terms and conditions contained in such offer, provided that BDI may substitute cash or debt cancellation or a combination thereof for any form of payment proposed in such offer. If BDI does not exercise this right of first refusal, FRANCHISEE shall conclude such sale within one hundred twenty (120) days following the expiration of such thirty
(30) day first refusal period in compliance with the terms of the offer presented to BDI. After the expiration of such one hundred twenty (120) day period, FRANCHISEE way not make any transfer without again complying with the provisions of this section.



                                      17.

         19.     ENFORCEMENT.

         (A) JUDICIAL ENFORCEMENT, INJUNCTIVE AND OTHER EQUITABLE RELIEF. FRANCHISEE acknowledges and agrees as a material part of the consideration for this Agreement that the damages to be suffered by BDI and other BDI FRANCHISEES as a result of the violation of the provisions of this Agreement relating to FRANCHISEE'S use of the Names and Marks of BDI, the obligations of FRANCHISEE with respect to advertising and the obligations of FRANCHISEE upon termination or expiration of this Agreement and assignment of the franchise and ownership interests in the franchise will be in an immeasurable amount and neither BDI nor other BDI FRANCHISEES will have an adequate remedy at law. For these reasons, BDI shall be entitled without bond to the entry of temporary and permanent injunctions and orders of specific performance enforcing the provisions of this Agreement relating to FRANCHISEE'S use of the Names and Marks, the obligations of FRANCHISEE with respect to advertising, the obligations of FRANCHISEE upon termination or expiration of this Agreement and assignment of the franchise and ownership interests in the franchise. And further, BDI shall be entitled to the entry of temporary and permanent injunctions and orders of specific performance to prohibit any act or omission by FRANCHISEE or employees of the BDI LOCATION that constitute a violation of any law, ordinance, or regulation, is dishonest or misleading to customers of the BDI LOCATION or other BDI LOCATIONS, constitutes a danger to employees or customers of the BDI LOCATION or to the public, or may impair the goodwill associated with the Names and Marks and BDI LOCATIONS. If BDI secures any such injunctive orders or orders for specific performance, FRANCHISEE agrees to pay BDI an amount equal to the aggregate of its cost of obtaining such relief, including, but not limited to, reasonable attorney's fees, costs of investigation and proof of facts, court costs, other litigation expenses, travel and living expenses, and any damages incurred by BDI as a result of the breach of any such provision including interest from date of breach, at the then current prime rate plus two (2%) percent.

         (B) JURISDICTION, VENUE AND WAIVER OF JURY TRIAL. FRANCHISEE acknowledges and agrees that this Agreement is entered into in the City of Santa Ana, County of Orange, State of California and that any action commenced for the purpose of enforcing the terms and provisions hereof may be commenced in the following courts, at the sole option of BDI:

                 (1) the Federal District Court for the Southern District of California;

                 (2) the Superior Court of the State of California in and for the County of orange;

                 (3) the Municipal Court of California, Orange County Judicial District; or

                 (4) the United States District Court, Court of general jurisdiction for the state, or inferior court for the judicial district in which FRANCHISEE'S BDI LOCATION is located.



                                      18.

It is mutually agreed by and between the parties hereto that the respective parties shall and they hereby do, waive trial by jury in any action, proceeding or counterclaim, whether at law or equity brought by either of the parties hereto against the other or any matters whatsoever arising out of, or in any way connected with, this Agreement or the performance by the parties of this Agreement.

         (C) ARBITRATION. Except insofar as BDI elects to enforce this Agreement by judicial process, injunction or specific performance as hereinabove provided, all disputes and claims arising out of this Agreement and/or standards, specifications and operating procedures and/or any other obligations of FRANCHISEE or BDI or any claim that any portion of this Agreement, any standard specification or operating procedure or other obligation of the FRANCHISEE or BDI is illegal or otherwise unenforceable under any law, ordinance, regulation or ruling shall be settled by three member arbitration in the County of Orange, State of California, under the United States Arbitration Act (9 U.S.C. SS1 et seq.), if applicable, and the Rules of CCP 1060, provided that the arbitrators shall award, or include in their awards, the specific performance of this Agreement unless he determines that performance is impossible. Judgment upon the award of the arbitrator way be entered in any court having jurisdiction thereof or of BDI or FRANCHISEE. During the pendency of an arbitration proceeding hereunder, FRANCHISEE and BDI shall fully perform this Agreement.

         (D) SEVERABILITY AND SUBSTITUTION OF VALID PROVISIONS. All provisions of this Agreement are severable and this Agreement shall be interpreted and enforced as if all completely invalid or unenforceable provisions were not contained herein and partially valid and enforceable provisions shall be enforced to the extent valid and enforceable. If any applicable law or rule requires a greater prior notice of the termination or of refusal to renew this Agreement than is required hereunder, or the taking of some action not required hereunder, the prior notice and/or other action required by such law or rule shall be substituted for the notice requirements hereof.

         (E) WAIVER OF OBLIGATIONS. BDI AND FRANCHISEE may by written instrument unilaterally waive any obligation of, or restriction upon, the other under this Agreement. No acceptance by BDI of any payment by FRANCHISEE and no failure, refusal or neglect of BDI or FRANCHISEE to exercise any right under this Agreement or to insist upon full compliance by the other with its obligations hereunder, including but not limited to any mandatory standards, specifications or operating procedure, shall constitute a waiver of any provision of this Agreement.

         (F) FRANCHISEE MAY NOT WITHHOLD PAYMENTS DUE BDI. FRANCHISEE agrees that he will not withhold payment of any recurring franchise fee, advertising trust fund contribution, amounts owed to BDI for products purchased by FRANCHISEE or any other amounts owed to BDI on grounds of the nonperformance by BDI of any of its obligations hereunder.



                                      19.

All such claims by FRANCHISEE, if not otherwise resolved by BDI and FRANCHISEE shall, at the option of BDI, be submitted to arbitration as provided in paragraph 19, subparagraph (C).

         (G) RIGHTS OF PARTIES ARE CUMULATIVE. The rights of BDI and FRANCHISEE hereunder are cumulative and no exercise or enforcement by BDI or FRANCHISEE of any right or remedy hereunder shall preclude the exercise or enforcement by BDI or FRANCHISEE of any other right or remedy hereunder or which BDI or FRANCHISEE is entitled by law to enforce.

         (H) GOVERNING LAW. Except to the extent governed by applicable federal laws and regulations and the United States Arbitration Act, this Agreement and the franchise shall be governed by the State of California.

         (I) BINDING EFFECT. This Agreement is binding upon the parties hereto and their respective heirs, assigns and successors in interest.

         (J) CONSTRUCTION. The preliminary statements are parts of this Agreement which constitutes the entire Agreement of the parties and there are no other oral or written understandings or agreements between BDI and FRANCHISEE relating to the subject matter of this Agreement, except as specifically referred to in this Agreement. The headings of the several sections and paragraphs hereof are for convenience only and do not define, limit or construe the contents of such sections or paragraphs. The term "FRANCHISEE" as used herein is applicable to one or more persons, a corporation or a partnership, as the case may be, and the singular usage includes the plural and the masculine and neuter usages the other and the feminine. References to "FRANCHISEE" applicable to an individual or individuals shall mean the principal owner or owners of the equity or operating control of the franchise if FRANCHISE is a corporation or partnership.

         20. INDEPENDENT CONTRACTORS/INDEMNIFICATION. BDI and FRANCHISEE are independent contractors. FRANCHISEE shall conspicuously identify himself at the premises of the BDI LOCATION and in all dealings with suppliers as the owner of the BDI LOCATION. FRANCHISEE agrees to file applicable fictitious name statements in the manner prescribed by law. Neither BDI nor FRANCHISEE shall make any agreements, representations or warranties in the name of, or on behalf of, the other or represent that the relationship is other than franchisor and franchisee and that neither BDI nor FRANCHISEE shall be obligated by or have any liability under any agreements, representations or warranties made by the other, nor shall BDI be obligated for any damage to any person or property directly or indirectly arising out of the operation of the BDI
LOCATION or FRANCHISEE'S business conducted pursuant to the franchise, whether caused by FRANCHISEE'S negligent or willful action or failure to act. BDI shall have no liability for any sales, use, excise, income, property or other taxes levied upon the BDI LOCATION or its assets or in connection with the services performed or sales made or business conducted by the BDI LOCATION. FRANCHISEE agrees to indemnify MI against and to reimburse MI for all such obligations, damages and taxes for which it is held liable and for all costs reasonably incurred by BDI in defense of any such claim brought against it or in any action in which it is named as a party, included but not limited to reasonable attorney's fees, costs of investigation, proof of facts, court costs, other litigation expenses, travel and living expenses.



                                      20.

BDI shall have the right to defend any such claim against it. BDI agrees to indemnify FRANCHISEE against and to reimburse FRANCHISEE for any obligations or liability for damages attributal to agreements, representations or warranties of BDI or caused by the negligence or willful action of BDI, and for costs (as hereinabove defined) reasonably incurred by FRANCHISEE in the defense of any such claim brought against him or the BDI LOCATION or in any action in which he is named as a party, provided that BDI shall have the right to participate in and, to the extent, BDI deems necessary, to control any litigation or proceeding which might result in liability of or expense to FRANCHISEE subject to such indemnification. The indemnities and assumption of liabilities and obligation herein shall continue in full force and effect subsequent to and notwithstanding the expiration or termination of this Agreement.

         21. NOTICES. All written notices permitted or required to be delivered by the provisions of this Agreement or of the operating manual shall be deemed so delivered by hand or three (3) days after placed in the mail by Registered or Certified mail, Return Receipt Requested, postage prepaid and addressed to the party to be notified at its most current principal business address of which the notifying party has been notified.

         22. FAILURE TO EXERCISE RIGHTS. No failure by BDI to exercise any power given to it hereunder or to insist upon strict compliance with any obligation or condition hereunder and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of BDI'S rights to demand exact compliance with the terms hereof. Waiver by BDI of any particular default by FRANCHISEE shall not affect or impair BDI'S rights in respect to any subsequent default of the same or different nature; nor shall any delay or omission of BDI to exercise any rights arising from a default affect or impair BDI'S rights as to said default or any subsequent default.

         23. ENTIRE AGREEMENT. This Agreement contains the entire agreement containing the subject matter hereof, and no representations, inducements, promises or agreements, oral or otherwise, between the parties with reference thereto and not embodied herein shall be of any force and effect. Any agreements hereafter made shall be ineffective to change, modify, add or discharge in whole or in part the obligations and duties under this Agreement unless such agreement is in writing and signed by BDI and FRANCHISEE.


BIKER'S DREAM, INC.


By:__________________________

FRANCHISEE: MARBLE PIERCE ENTERPRISES, L.L.C.


MANAGERS: Wendy Marble



                                      21.

                                    ADDENDUM
                                       TO
                              BIKER'S DREAM, INC.
                              FRANCHISE AGREEMENT


         This Addendum to Biker's Dream, Inc. Franchise Agreement is made and entered into simultaneously with the Biker's Dream, Inc. Franchise Agreement by and between Biker's Dream, Inc., a California corporation, as franchisor ("BDI"), and Marble Pierce Enterprises, L.L.C., as "FRANCHISEE", dated June 15, 1994 (the "Franchise Agreement").

         1. Preliminary Statement. BDI and FRANCHISEE desire to make certain revisions to and clarify certain terms of the Franchise Agreement as hereinafter provided. Except as expressly modified by this Addendum, all terms and provisions of the Franchise Agreement remain in full force and effect. Capitalized words used in this Addendum that are not otherwise defined shall have the same meanings as those specified in the Franchise Agreement. In the event of any conflict between any provision of this Addendum and any provisions of the Franchise Agreement, the provision of this Addendum shall control.

         2. Location Zone. FRANCHISEE's Location Zone shall consist of the following counties in Oklahoma: Oklahoma, Cleveland, Logan, and Canadian.

         3. Termination by FRANCHISEE. In addition to FRANCHISEE's right to terminate the Franchise Agreement as provided in paragraph 16(A) thereof, FRANCHISEE may terminate such Franchise Agreement effective upon delivery of notice of termination to BDI, if BDI (1) makes an assignment for the benefit of creditors or an admission of its inability to pay its obligations as they become due; or (2) files a voluntary petition in bankruptcy or any pleading seeking any reorganization, liquidation or dissolution under any law, or admitting or failing to contest the material allegations of any such pleading filed against it or is adjudicated a bankrupt or insolvent or a receiver is appointed or a substantial part of the assets of BDI are abated or subject to a moratorium under any law.

         4. Termination by BDI. Item 6 of paragraph 16(B) of the Franchise Agreement is hereby amended to read as follows:

                 (6) fails or refuses on two or more separate occasions within any consecutive twelve month period to submit when due, weekly reports, tax returns, schedules or other information or supporting records, whether or not such failure or refusal is corrected after notice thereof is delivered to FRANCHISEE;

         5. Gross Receipts. The following shall be added to paragraph 5(B) of the Franchise Agreement:

                 "Gross Receipts" shall also include all money and other consideration received by BDI from catalog sales to customers residing in the 405 area code portion of Oklahoma. "Gross Receipts" shall not include any money or other consideration received by FRANCHISEE from any source as the result of, or in connection, with motorcycle sales.

         6. Operations Meetings. The last sentence of paragraph 9(K) of the Franchise Agreement is hereby revised to read as follows:

                 Attendance at operations meetings is mandatory for FRANCHISEE or his Manager(s); provided, however, that attendance will not be required at more than two such meetings in any calendar year and which shall not collectively exceed four business days in duration during any calendar year.

         7. Arbitration. The first two lines of paragraph 19(C) of the Franchise Agreement are hereby amended to read as follows:

                 Except insofar as BDI is entitled to and elects to enforce this Agreement by injunction or specific performance as provided in paragraph 19(A) hereof, all...

         IN WITNESS WHEREOF, the parties hereto, have duly executed, sealed and delivered this Addendum as of the date first above written.


BDI:                                   BIKER'S DREAM, INC.,
                                       a California corporation

                                       By:_______________________________

                                                     ___________President



FRANCHISEE:                            MARBLE PIERCE ENTERPRISES, L.L.C.,
                                       an Oklahoma limited liability company


                                       By: /s/ Wendy Marble
                                           ______________________________
                                                                  Manager

CONFIDENTIAL APPLICATION

                                                                    (Wendy)
NAME Wendy G. & Jim Marble & Perry J. & Patricia Pierce  BIRTHDATE  11/06/61
     --------------------------------------------------             ------------

ADDRESS 1021 Silver Oaks Dr. Edmond, Oklahoma 73003   OWN  Marble  RENT  Pierce
        --------------------------------------------        ------        ------
        P.O. Box 1112 Tuttle, Oklahoma 73089           HOW LONG?  Life
        --------------------------------------------              --------------

                  Marble 341-2549          Wendy
PHONE: HOME (405) Pierce 381-2509     WORK (405) 751-3711  U.S. CITIZEN?  Yes
            ---------------------          --------------                 ------

CURRENT EMPLOYER Wendy (A Look for You) Salon
                 ---------------------------------------------------------------

ADDRESS 10495 North May Okla City, Okla
        ------------------------------------------------------------------------

POSITION Hair Stylist                           (ATTACH RESUME IF AVAILABLE)
         -------------------------------------

MARITAL STATUS Married        EDUCATION High School & College (Business Degree)
               -------------            ----------------------------------------

OTHER SPECIAL TRAINING OR EDUCATION Barber College
                                    --------------------------------------------

- --------------------------------------------------------------------------------

TERRITORY FOR WHICH APPLICATION IS MADE Oklahoma City, Oklahoma
                                        ----------------------------------------

When are you ready to commence training? ASAP
                                         ---------------------------------------

How did you hear about Bikers Dream? Hot Bike
                                     -------------------------------------------

Would you be involved in this business on a part or full-time basis?  Full & Part time
                                                                      --------------------

Would anyone else be involved? Yes   If yes name This is a joint venture  Marble & Pierce
                               ----              -----------------------------------------

Do you plan to supervise the business? Yes  If not, what role will you play?
                                       ----                                 --------------

Do you intend to have a financial partner? Yes  If yes, please explain Perry Pierce & Wife
                                           ----                        -------------------

Have you ever been a principal owner of a business before? Yes
                                                           -------------------------------
If yes, what type of business? Self Employed Have Stylist
                               -----------------------------------------------------------

Ownership interest in that business Self    Position Owner Operator
                                    ------           -------------------------------------

Length of time in business 9 years     Major Responsibilities  Bookkeeping, etc.
                           ----------                          ---------------------------

Have other family members been involved in their own business?
 Yes (Husband Marble Construction)
- ------------------------------------------------------------------------------------------

If yes, what type of business? Concrete Waterproofing & Building, etc.
                               -----------------------------------------------------------

Have you or your business ever been involved in a bankruptcy? No   If yes, please explain
                                                              ----

- ------------------------------------------------------------------------------------------

Have you ever been convicted of a felony? No   If yes, please explain
                                          ----                         -------------------

                                                          10-KSB 1995 Exhibit 10.19-E
- ------------------------------------------------------------------------------------------

   Financial Information (attach prepared financial statement, if available)

                                ASSETS                                                       LIABILITIES

                                         MARBLE           PRICE                                             MARBLE         PRICE
Cash in Checking                        $  7,900.00      $  1,500.00     Notes payable to banks                0              0
                ----------------------------------------------------                           ----------------------------------
Cash in Savings                                          $ 62,011.98     Notes payable to others               0              0
               -----------------------------------------------------                            ---------------------------------
Real estate (Home)                      $147,600.00                      Real estate debt                  $114,000.00        0
                  --------------------------------------------------                     ----------------------------------------
Other real estate                                                        Automobile debt                       0              0
                 ---------------------------------------------------                    -----------------------------------------
Cash surrender of life insurance        $  1,054.00      $  1,604.71     Owing on life insurance               0              0
                                ------------------------------------                            ---------------------------------
Time Ins. Annuity                       $ 41,000.00      $ 41,000.00     Taxes payable                         0              0
                 ---------------------------------------------------                  -------------------------------------------
A1 Jeep Cherokee Limited                                                 Charge Accounts               Bal. Pd. Monthly       0
Automobiles                             $ 19,000.00      $ 30,000.00                    -----------------------------------------
           ---------------------------------------------------------     Other liabilities                     0              0
Your own business                                                                         ---------------------------------------
                 ---------------------------------------------------
Appraised Collectibles                  $  5,000.00      $  2,500.00     --------------------------------------------------------
                      ----------------------------------------------
Money due you
             -------------------------------------------------------
Other assets   Harley's Clear           $ 28,800.00      $  7,500.00
            --------------------------------------------------------
  Stereo Furn & Misc                    $ 58,000.00      $ 10,000.00
- --------------------------------------------------------------------
        Total assets                    $308,354.00      $156,116.69
                            ----------------------------------------
        Less total liabilities          $114,000.00             0
                                  ----------------------------------
        Net worth                       $194,354.00      $156,116.69
                 ---------------------------------------------------
                                        (Total $350,470.00)

Credit References

1.  Guaranty Bank & Trust Co.                     Address  2500 W. Memorial OKC
  --------------------------------------------           ---------------------------------------
2.  Memorial Bank                                 Address  Memorial Rd & Broadway Ext. OKC
  --------------------------------------------           ---------------------------------------
3.  Liberty Bank & Trust Co.                      Address  9350 So. Western
  --------------------------------------------           ---------------------------------------

Business References
                                Eva Jackson
1.  Jackson & Associates        Jerry Jackson     Address  4911 N. Portland Okla City
  --------------------------------------------           ---------------------------------------
2.  ABC Associates Realty Inc.                    Address  1432 SW 89th OKC OK
  --------------------------------------------           ---------------------------------------
3.  State Beauty Supply         Lee Deane         Address  5557 NW Expressway OKC
  --------------------------------------------           ---------------------------------------

Personal References

1.  David Bane
  --------------------------------------------    Address  9024 S.E. 6th Midwest City, OK
2.  Mike Hiller                                          ---------------------------------------
  --------------------------------------------    Address  Unk          405-348-6190
3.  James & Michelle Mason                               ---------------------------------------
  --------------------------------------------    Address  2900 County Line Rd, Newcastle, Okla
                                                         ---------------------------------------

All of the information stated herein is a true and correct representation of my personal and financial condition. It is understood that the purpose of this application is for general information and is no way binding upon the franchisor or the undersigned. This is not a contract.
                                                    10-KSB 1995 Exhibit 10.19-E

  /s/ WENDY MARBLE                                5/6/94
- ----------------------------------------------------------------------------
Signature                                         Date

                        DRAFT: FOR REVIEW PURPOSES ONLY

                          AGREEMENT AND MUTUAL RELEASE

THIS AGREEMENT AND MUTUAL RELEASE (this "Agreement") is entered into by and between Bikers Dream, Inc., a California corporation ("Bikers Dream"), and Marble Pierce Enterprises, L.L.C., (collectively and individually "Marble Pierce Enterprises"), on January ___, 1996. The purpose of this Agreement is to set forth the terms and conditions of the termination and rescission of the Franchise Agreement between Bikers Dream and Marble Pierce Enterprises and the mutual release between the parties for Marble Pierce Enterprises' purchase of a Bikers Dream(R) Motorcycle Dealership.

                                   ARTICLE I
                                    RECITALS

1.1 Marble Pierce Enterprises entered into a Franchise Agreement with Bikers Dream on June 10, 1994 (the "Franchise Agreement") which is attached hereto as Exhibit A and incorporated herein by reference; and

1.2 Marble Pierce Enterprises desires to cease operating as a Bikers Dream(R) Motorcycle Dealership and continue to operate as an independent motorcycle dealership. Marble Pierce Enterprises desires to use certain trademarks, servicemarks and logos of the Bikers Dream, receive operating assistance and continue to buy certain products from Bikers Dream for a transitional period after the termination of the Franchise Agreement.

1.3 Bikers Dream and Marble Pierce Enterprises desire to terminate the Franchise Agreement in all respects and provide each other with a mutual release of all possible claims resulting from Bikers Dream's sale of a Bikers Dream(R) Motorcycle Dealership to Marble Pierce Enterprises, including Marble Pierce Enterprises' past due dealer fees and advertising fees.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth in this Agreement, and for other good and valuable consideration, the parties hereby contract, agree and stipulate as follows:

                                   ARTICLE 2
                        TERMINATION OF DEALER AGREEMENT

The Franchise Agreement between Bikers Dream and Marble Pierce Enterprises and all addenda and exhibits to the Franchise Agreement, are hereby terminated in all respects and will be of no further force and effect. All rights granted to Marble Pierce Enterprises by Bikers Dream will revert in all respects to Bikers Dream, and all rights and privileges of Marble Pierce Enterprises under the Franchise Agreement and all addenda and exhibits will terminate in all respects.

                                   ARTICLE 3
                           BIKERS DREAM'S OBLIGATIONS

3.1 ONGOING ASSISTANCE. Bikers Dream will continue its efforts to provide Marble Pierce Enterprises with the following until January 1, 1997 (the "Ongoing Assistance Period): (a) additional training for such periods and at such locations as may be deemed appropriate by Bikers Dream; provided, however, that Marble Pierce Enterprises will be responsible for the salaries, fringe benefits, payroll taxes, unemployment compensation, workers' compensation insurance, travel costs, lodging, food, automobile rental, and all other expenses for all persons sent to additional training; (b) include Marble Pierce Enterprises in all Bikers Dream(R) special promotions and assistance with local, regional and national advertising and marketing in such manner, form and frequency as Bikers Dream may deem appropriate; (c) assistance with the operation of Marble Pierce Enterprises' motorcycle dealership in person, by telephone, at seminars, or by audio tapes or videotapes, newsletters or bulletins made available from time to time to all Bikers Dream(R) dealers, as Bikers Dream may deem appropriate; (d) advice concerning operating problems disclosed by reports submitted to or inspections made by Bikers Dream, as Bikers Dream may deem appropriate; (e) such assistance as Bikers Dream may deem reasonably required, including advice and guidance with respect to new and improved products, and services or methods of operation or business procedures developed by Bikers Dream, management materials, promotional materials, advertising formats and the Marks; (f) reasonable dissemination of Bikers Dream's standards and specifications to prospective suppliers of Marble Pierce Enterprises upon the written request of Marble Pierce Enterprises to Bikers Dream; (g) the opportunity to participate, on the same basis as other Bikers Dream(R) dealers, in purchasing programs for inventory, supplies, insurance and equipment which Bikers Dream may, from time to time, use, develop, sponsor or provide and upon such terms and conditions as may be determined solely by Bikers Dream; and (h) warranties and guaranties on certain products designated by Bikers Dream.

3.2 CONFIDENTIALITY. Bikers Dream, including their respective past and present officers, Directors, shareholders, employees, agents, affiliates, partners, subsidiaries, including Bikers Dream International, Inc., franchisees, accountants, insurers, indemnitors, attorneys, heirs, representatives, predecessors, successors and assigns (collectively "Bikers Dream and Associates") will not disclose to anyone, except to their legal counsel, the existence of this Agreement or any facts arising out of Marble Pierce Enterprises' purchase of a Bikers Dream(R) Motorcycle Dealership, without the prior written consent of Marble Pierce Enterprises. This Article 3.2 will not apply to any information which is required to be disclosed by law or government agency.

3.3 PROHIBITION OF DISPARAGEMENT. Bikers Dream and Associates will not disparage of defame Marble Pierce Enterprises, its respective past and present officers, Directors, shareholders, employees, agents, affiliates, partners, subsidiaries, accountants, insurers, indemnitors, attorneys, heirs, representatives, predecessors, successors and assigns (collectively "Marble Pierce Enterprises and Associates") or its products or services in any way. Bikers Dream and Associates recognize and agree that Articles 3.2 and 3.3 were a significant inducement for Marble Pierce Enterprises to enter into this Agreement.



                                       2.

                                   ARTICLE 4
             MARBLE PIERCE ENTERPRISES' USE OF BIKERS DREAM'S MARKS

4.1 AUTHORIZED USE. Bikers Dream grants to Marble Pierce Enterprises the nonexclusive personal right to use the name Bikers Dream(R) and certain other trade marks, service marks, slogans, logos and commercial symbols in the form designated by Bikers Dream and only in the manner authorized and permitted by Bikers Dream in writing (the "Marks") for the period between the effective date
of this Agreement and                            (the "Period of Authorized use
of the Marks"). Marble Pierce Enterprises' right to use the Marks is limited to the uses set forth in this Agreement and any unauthorized use will constitute an infringement of Bikers Dream's rights under this Agreement, the Lanham Act (15 U.S.C. Section 101 et seq.) and the United States Copyright Act (17 U.S.C. Section 101 et seq.). Marble Pierce Enterprises will not have or acquire any rights in the Marks other than the right of use as provided herein. After the Period of Authorized use of the Marks, Marble Pierce Enterprises will cease to use the Marks and modify or alter their use of the Marks accordingly so that it will be easily distinguishable from the Marks.

4.2 INJUNCTIVE RELIEF. Bikers Dream will have the right to petition a court of competent jurisdiction for the entry of temporary and permanent injunctions and orders of specific performance enforcing the provisions of this Agreement relating to (a) Marble Pierce Enterprises' improper use of the Marks; or (d) any breach or threatened breach by Marble Pierce Enterprises and Associates of Articles 5.1 or 5.2 of this Agreement. Bikers Dream will be entitled to seek injunctive relief against Marble Pierce Enterprises and Associates under this provision without posting a bond or other security. In any action brought under this provision where Bikers Dream prevails against Marble Pierce Enterprises and Associates, Marble Pierce Enterprises will indemnify Bikers Dream for all costs that in incurs in any lawsuit or proceedings under this provision including, without limitation, attorney's fees, expert witness fees, costs of investigation, court costs, litigation expenses, travel and living expenses, and all other costs incurred by Bikers Dream.

                                   ARTICLE 5
                     MARBLE PIERCE ENTERPRISES' OBLIGATIONS

5.1 CONFIDENTIALITY. Marble Pierce Enterprises and Associates will not disclose to anyone, except to their legal counsel, the existence of this Agreement or any facts arising out Marble Pierce Enterprises' intended purchase of a Bikers Dream(R) Motorcycle Dealership, without the prior written consent of Bikers Dream. This Article 5.1 will not apply to any information which is required to be disclosed by law or government agency.

5.2 PROHIBITION OF DISPARAGEMENT. Marble Pierce Enterprises and Associates will not disparage or defame Bikers Dream and Associates or its products or service in any way. Marble Pierce Enterprises and Associates recognize and agree that Articles 5.1 and 5.2 were a significant inducement for Bikers Dream to enter into this Agreement.



                                       3.

                                   ARTICLE 6
                                MUTUAL RELEASES

6.1 RELEASE OF MARBLE PIERCE ENTERPRISES BY BIKERS DREAM. Bikers Dream and Associates hereby release and forever discharge Marble Pierce Enterprises and Associates, individually and as officers, Directors or shareholders of any corporation or partners of any partnership, from any and all causes of action, suits, claims, demands, damages, judgments, losses, penalties (including, but not limited to, overdue franchise fees and advertising fees), expenses (including, but not limited to, reasonable attorney's fees), costs, settlements and liabilities whatsoever, whether known or unknown, liquidated or unliquidated, fixed, contingent, direct or indirect, whether at law or in equity, which Bikers Dream and Associates have had or now have or may in the future have against Marble Pierce Enterprises and Associates, or any one of them, for, upon or by reason of any matter, fact or thing whatsoever from the beginning of time to the date of this Agreement including, but not limited to, fraud, misrepresentation, breach of contract, or any alleged violations of the United States Federal Trade Commission's Trade Regulation Rule relating to Disclosure Requirements and Prohibitions Concerning Franchising and Business Opportunity Ventures, "mini" FTC laws, deceptive or unfair trade practice laws, securities laws, and any other local, municipal, state, federal, commonwealth or other laws, statutes, rules or regulations of the United States or any state or other governmental subdivision or agency thereof, arising from, as a result of, or in connection with Marble Pierce Enterprises' purchase of a Bikers Dream(R) Motorcycle Dealership, the Dealer Agreement or any other oral or written agreement between Bikers Dream and Associates and Marble Pierce Enterprises and Associates, including any alleged breaches or violations or the Franchise Agreement or any oral or written agreement between Bikers Dream and Associates and any third party, including real estate leases, and any other leases or contracts to purchase goods or services.

6.2 RELEASE, OF BIKERS DREAM BY MARBLE PIERCE ENTERPRISES. Marble Pierce Enterprises and Associates hereby release and forever discharge Bikers Dream and Associates, individually and as officers, Directors or shareholders of any corporation or partners of any partnership, from any and all courses of action, suits, claims, demands, damages, judgments, losses, penalties, expenses (including, but not limited to, reasonable attorney's fees), costs, settlements and liabilities whatsoever, whether known or unknown, liquidated or unliquidated, fixed, contingent direct or indirect, whether at law or in equity, which Marble Pierce Enterprises and Associates have had or now have or may in the future have against Bikers Dream, or any one of them, for, upon or by reason of any matter, fact or thing whatsoever from the beginning of time to the date of this Agreement including, but not limited to, fraud, misrepresentation, breach of contract, or any alleged violations of the United States Federal Trade Commission's Trade Regulation Rule relating to Disclosure Requirements and Prohibitions Concerning Franchising and Business Opportunity Ventures, "mini" FTC laws, deceptive or unfair trade practices laws, securities laws, and any other local, municipal, state, federal, commonwealth or other laws, statutes, rules or regulations of the United States or any state or other governmental subdivision or agency thereof, arising from, as a result of, or in connection with Marble Pierce Enterprises' purchase of a Bikers Dream(R) Motorcycle Dealership, the Franchise Agreement or any other oral or written agreement between Marble Pierce Enterprises and Associates and Bikers Dream, Including any alleged breaches or violation of the Franchise Agreement or any oral or written agreement between Marble Pierce Enterprises and Associates and any third party, including real estate leases, and any other leases or contracts to purchase goods or services.

                                   ARTICLE 7
                                 MISCELLANEOUS

7.1 WAIVER. The failure of Bikers Dream or Marble Pierce Enterprises to enforce at any time any provision of this Agreement, or to exercise any option which is provided, or to require or fail to require at any time performance by either party of any provision of this Agreement, will in no way affect the validity or acts as a waiver of this Agreement, or any part, or the right of Bikers Dream or Marble Pierce Enterprises' thereafter to enforce it.

7.2 GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of Oklahoma, and the substantive law or Oklahoma will govern the rights and obligations of and the relationship between the parties.

7.3 SEVERABILITY. If any term or provision of this Agreement is determined to be void, invalid, or unenforceable, such provision will automatically be voided and will not be part of this Agreement, but the enforceability or validity of the remainder of this agreement will not be affected.

7.4 INTEGRATION. This Agreement contains the full agreement of the parties and may not be modified, altered or changed in any respect unless made in writing and signed by Marble Pierce Enterprises and an officer of Bikers Dream. This Agreement supersedes and terminates any and all prior oral and written agreements and understandings between the parties. The parties, who have negotiated with respect to the terms of this Agreement, have read this agreement, have consulted with counsel and understand the meaning of each of the terms of this Agreement.

7.5 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each or which will be deemed an original, but all of which together will constitute one and the same instrument.



                                       5.

         IN WITNESS WHEREOF, Bikers Dream and Marble Pierce Enterprises have respectively signed and sealed this Agreement effective as of the day and year first above written.

                                       "BIKERS DREAM"
County of Orange        )
                        )ss.           BIKERS DREAM, INC.
State of California     )

Subscribed and sworn to before me      By:____________________________________
this_______day of________1995          Its:___________________________________




                                       "MARBLE PIERCE ENTERPRISES"

County of               )
                        )ss.
State of Oklahoma       )

Subscribed and sworn to before me
this_______day of_________1995.


_________________________________      _______________________________________
Notary Public                          Wendy Marble



County of               )
                        )ss.
State of Oklahoma       )

Subscribed and sworn to before me
this_______day of__________1995.


_________________________________      _______________________________________
Notary Public                          Jim Marble






                                       6.

County of               )
                        )ss.
State of Oklahoma       )

Subscribed and sworn to before me
this_______day of__________1995.


_________________________________      _______________________________________
Notary Public                          Patricia Pierce






County of               )
                        )ss.
State of Oklahoma       )

Subscribed and sworn to before me
this_______day of__________1995.


_________________________________      _______________________________________
Notary Public                          Terry Pierce






                                       7.

                                   EXHIBIT A
                              FRANCHISE AGREEMENT





                          Agreement and Mutual Release
                                    Bikers Dream, Inc.
                       Marble Pierce Enterprises, L.L.C.